Exhibit 99.1

UNITED STATES DISTRICT COURT

DISTRICT OF CONNECTICUT

IN RE THE LOVESAC COMPANY DERIVATIVE LITIGATION	Lead Case No. 3:24-cv-01260-VAB

This Document Relates to:

ALL ACTIONS

NOTICE OF PROPOSED SETTLEMENT

OF SHAREHOLDER DERIVATIVE ACTION AND OF HEARING

TO:	ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, COMMON STOCK OF THE LOVESAC COMPANY AS OF MAY 19, 2025

THIS NOTICE CONCERNS A PROPOSED SETTLEMENT OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE LAWSUIT AND CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS. THIS NOTICE DOES NOT EXPRESS THE COURT’S OPINION ABOUT THE MERITS OF ANY CLAIMS OR DEFENSES IN THE LAWSUIT. THE STATEMENTS IN THIS NOTICE ARE NOT FINDINGS OF THE COURT.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND TO WHICH YOU CAN APPLY FOR A MONETARY PAYMENT.

All securities holders of The Lovesac Company (“Lovesac”) are hereby notified that a settlement (the “Settlement”) has been reached as to claims asserted in the above-captioned consolidated shareholder derivative action pending in a federal court in Connecticut (the “Derivative Action”) on behalf of Lovesac against certain of its current or former directors and officers. The terms of the proposed Settlement, which is subject to court approval, are set out in a Settlement Agreement1 that has been filed with the Court.2

If the Settlement is approved (and if the approval becomes final and no longer subject to appeal), it will release and eliminate all claims that were or could have been asserted in the Derivative Action.

[1]	“Settlement Agreement” means the Stipulation of Settlement dated May 19, 2025 (“Stipulation of Settlement”) and the exhibits thereto.

[2]	Unless otherwise defined herein, all defined terms shall have the same meaning as set forth in the Stipulation of Settlement.

A hearing on the Settlement has been scheduled for October 1, 2025, at 10:00 a.m. ET (the “Fairness Hearing”), before U.S. District Judge Victor A. Bolden, in the United States District Court for the District of Connecticut, 141 Church Street, New Haven, CT, 06510, in Courtroom 2.

At the Fairness Hearing, the Court will determine (i) whether to approve the proposed Settlement as fair, reasonable, and adequate and in the best interest of Lovesac and its shareholders, and (ii) whether to dismiss the Derivative Action on the merits and with prejudice, enjoin the prosecution of all related claims, and release the Defendants and their related individuals and entities (defined in the Settlement Agreement as “Releasees”) from all claims of the type asserted in the Derivative Action.

The Court may, in its discretion, change the date and/or time of the Fairness Hearing without further notice to you. The Court also has reserved the right to hold the Fairness Hearing by videoconference or telephonically without further notice to you. If you intend to attend the Fairness Hearing, please consult the Court’s calendar for any change in date, time, or format of the Fairness Hearing.

SUMMARY OF THE LITIGATION

The Derivative Action alleges breaches of fiduciary duty and other misconduct by Lovesac officers and directors arising out of, inter alia, Lovesac’s restatement of certain of its financial statements, its admission of weaknesses in internal controls, and the publication of allegedly false or misleading statements about the company’s financial results.

The Derivative Action seeks damages on behalf of Lovesac against Shawn Nelson, Andrew R. Heyer, Jack A. Krause, John Grafer, Sharon M. Leite, Vineet Mehra, Walter F. McLallen, Shirley Romig, and Donna Dellomo (collectively, the “Defendants”). The Defendants deny that the claims made in the Derivative Action have any merit.

This Notice is intended to provide only a summary of the Plaintiffs’ claims in three related lawsuits that have now been consolidated into the Derivative Action. For a more detailed statement of the matters involved in the Derivative Action, reference is made to them in the Settlement Agreement, copies of which may be reviewed and downloaded at the Investor Relations page of the Company’s website, https://investor.lovesac.com.

REASONS FOR SETTLEMENT

Subject to the completion of due-diligence discovery, Plaintiffs and their counsel believe that the proposed Settlement is fair, reasonable, and adequate and in the best interests of Lovesac and its shareholders. They reached this conclusion after considering: (i) the claims asserted against the Defendants and the potential defenses to those claims, (ii) the substantial benefits that Lovesac would receive from the Settlement, and (iii) documents and other information concerning the facts and circumstances that gave rise to the claims.

Defendants expressly deny that Plaintiffs’ claims have any merit or that pursuit of such claims would be in the best interests of Lovesac or its shareholders. They expressly deny all assertions of wrongdoing or liability arising out of any of the conduct, statements, acts, or omissions that were, could have been, or could be asserted against them in the Derivative Action.

Lovesac considers the terms of the proposed Settlement to be in the best interests of Lovesac and its shareholders. As discussed below, the proposed Settlement confers substantial benefits on Lovesac.

PRINCIPAL SETTLEMENT TERMS

Settlement Relief

Subject to the terms and conditions discussed in the Settlement Agreement, Lovesac will adopt, implement, and maintain certain corporate governance reforms (the “Reforms”) for at least four years. The Reforms include, subject to the terms and conditions in the Settlement Agreement, (i) creation of a Disclosure Committee, (ii) improvements in internal controls and compliance functions, (iii) executive reporting requirements, (iv) improvements to financial reporting, (v) establishment of a management-level Enterprise Risk Management Committee, (vi) enhancements to the Company’s evaluation of corporate governance, (vii) improvements to director education and employee training in risk assessment and compliance, and (viii) enhancements to the positions of Chief Financial Officer and General Counsel and the roles of the Audit Committee and Internal Audit. You can review the full set of Reforms, which are set out in Exhibit F of the Settlement Agreement, on the Investor Relations page of Lovesac’s website, https://investor.lovesac.com. If the Court grants final approval to the Settlement, the Reforms will confer substantial benefits on Lovesac and its shareholders. Plaintiffs’ efforts were substantial and material factors in causing Lovesac to agree to the Reforms.

Release

The Settlement Agreement, if approved and no longer subject to appeal, will result in a release of all claims that (i) arise directly or indirectly from the Operative Facts and were, could have been or could be asserted by or on behalf of Lovesac and/or (ii) all claims that were, could have been, or could be asserted in the Derivative Action through the date of final approval of the Settlement against Defendants (and related persons and entities defined in the Settlement Agreement as “Releasees”). Court approval of the settlement will also result in an injunction and order barring the prosecution of any such claims against any of the Releasees. The full release provisions (including all of their relevant definitions) are set out the Settlement Agreement, which is available on the Investor Relations page of Lovesac’s website, https://investor.lovesac.com.

STATUS OF SETTLEMENT

The Court preliminarily approved the proposed Settlement on June 3, 2025, finding that it is within the range of possible approval and that notifying Lovesac’s shareholders and scheduling a Fairness Hearing for final approval of the proposed Settlement were warranted.

The Court has not made (and will not make in connection with its consideration of the proposed Settlement) any determination about the merits of any of the claims or defenses in the Derivative Action. This notice does not imply that any Defendant (or any other Releasee) would be found liable or that relief would be awarded if the Derivative Action were not being settled.

ATTORNEYS’ FEES AND EXPENSES

In consideration of the substantial benefits conferred upon Lovesac and its shareholders, and subject to the Court’s approval, Lovesac has agreed to pay or cause its insurers to pay $335,000 in attorneys’ fees and expenses to Co-Lead Counsel, out of which sum $2,500 will be paid to each of the three Plaintiffs.

YOUR RIGHT TO OBJECT AND TO APPEAR AT THE FAIRNESS HEARING

If you agree that the proposed Settlement should be approved as fair, reasonable, and adequate and in the best interests of Lovesac and its shareholders, you do not need to do anything. However, if you wish to object to any aspects of the proposed Settlement, you may submit a written objection on your own (or through an attorney you hire at your own expense), and you (or your attorney, if you have hired one) may appear at the Fairness Hearing. YOUR OBJECTION MUST BE RECEIVED BY THE COURT AND THE COUNSEL IN THE CASE BY NO LATER THAN SEPTEMBER 5, 2025 AS FOLLOWS:

File with the Court:	Serve on Co-Lead Counsel for Plaintiffs:	Serve on Counsel for Lovesac and Defendants:

Clerk of Court United States District Court for the District of Connecticut 141 Church Street New Haven, CT 06510

Seth D. Rigrodsky
Timothy J. MacFall
Vincent A. Licata
Samir Aougab
Rigrodsky Law, P.A.
Suite 300
825 East Gate Boulevard
Garden City, NY 11530
Telephone: (516) 683-3516
sdr@rl-legal.com
vl@rl-legal.com
tjm@rl-legal.com
sa@rl-legal.com

Timothy Brown
Saadia Hashmi
The Brown Law Firm P.C.
767 Third Ave., Suite 2501
New York, NY 10017
(516) 922-5427
tbrown@thebrownlawfirm.net
shashmi@thebrownlawfirm.net

Stephen D. Hibbard Brooke G. Gottlieb Proskauer Rose LLP 11 Times Square New York, NY 10036 Telephone: (212) 969-3000 shibbard@proskauer.com bgottlieb@proskauer.com

The Preliminary Approval Order sets out the procedures that you must follow if you want to object and if you want to appear at the hearing.

PRELIMINARY INJUNCTION

Pending final determination of whether to approve the Settlement Agreement, the Court has preliminarily barred and enjoined holders of Lovesac’s common stock and other equity securities and individuals and entities related to them (including anyone purporting to act on behalf of or derivatively for any of them) from filing, commencing, prosecuting, intervening in, participating in or receiving any benefits or other relief from, any other lawsuit, arbitration or administrative, regulatory or other proceeding against any Releasees in any forum based on or relating to claims that will be released or barred by the Settlement Agreement if the Court approves it (including all claims that may be brought in a derivative capacity on behalf of Lovesac).

QUESTIONS REGARDING THE PROPOSED SETTLEMENT

Please do not write or telephone the Court or Defendants about the proposed Settlement. If you have any questions, you should contact the Plaintiffs’ Co-Lead Counsel: Vincent A. Licata at Rigrodsky Law, P.A., 825 East Gate Boulevard, Suite 300, Garden City, NY 11530, Telephone: (516) 683-3516, or Timothy Brown at The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427.

June 6, 2025	BY ORDER OF THE COURT:

THE HONORABLE VICTOR A. BOLDEN

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